UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

April 5, 2022 (March 30, 2022)

Bank7 Corp.
(Exact name of registrant as specified in its charter)

Oklahoma	001-38656	20-0764349
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1039 N.W. 63rd Street, Oklahoma City, Oklahoma 73116
(Address of principal executive offices) (Zip Code)

(405) 810-8600
 (Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	BSVN	The NASDAQ Global Select Market

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On March 30, 2022, Bank7 Corp. (the “Company”) entered into an employment agreement with Thomas L. Travis and John T. Phillips.  Each agreement is for an initial term of two (2) years with the term automatically extending for successive one-year periods provided that neither party elects not to extend at least 180 days prior to the expiration of the then-current term.   Pursuant to the employment agreements, Mr. Travis’ base salary is $550,000 per year and Mr. Phillips’ is $350,000 per year, subject to increase but not decrease following annual review by the Board.

In the event of Mr. Travis’ termination by the Company without Cause (as defined in the employment agreement) or by Mr. Travis for Good Reason (as defined in the employment agreement) including termination following a change of control, Mr. Travis will be entitled to a lump-sum severance payment within 60 days of termination in an amount equal to (i) his base salary and accrued vacation pay through the date of termination, (ii) an amount equal to three (3) times his base salary and (C) an amount equal to three (3) times his average annual bonus over the previous three years.

In the event of Mr. Phillips’ termination by the Company without Cause (as defined in the employment agreement) or by Mr. Phillips for Good Reason (as defined in the employment agreement) including termination following a change of control, Mr. Phillips will be entitled to a lump-sum severance payment within 60 days of termination in an amount equal to (i) his base salary and accrued vacation pay through the date of termination, (ii) an amount equal to two (2) times his base salary and (C) an amount equal to two (2) times his average annual bonus over the previous three years.

The foregoing description of the employment agreements is qualified in its entirety by reference to the employment agreements, which are attached to this Form 8-K as Exhibit 10.1 and 10.2 and which are incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed herewith:

Item	Description

10.1	Employment Agreement dated March 30, 2022 between the Company and Thomas L. Travis
10.2	Employment Agreement dated March 30, 2022 between the Company and John T. Phillips

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK7 CORP.

Date: April 5, 2022	By:	/s/ Kelly J. Harris
Kelly J. Harris
Executive Vice President and Chief Financial Officer